                              SETTLEMENT AGREEMENT


         This Settlement Agreement and Mutual General Release is entered into, effective as of February 28, 2002 (the "Effective Date"), by and between W. BRIAN FUERY ("FUERY"), STUNNER CORPORATION, a California corporation ("STUNNER"), U.S. CANCER MANAGEMENT CORPORATION, a Delaware corporation ("USCMC"), (all hereinafter sometimes referred to as "Defendants"), and the USCMC-USCC Partnership, on the one hand, and U.S. CANCER CARE, INC., a Delaware corporation ("USCC") and ONCURE TECHNOLOGIES CORP., a Florida corporation ("ONCURE"), (hereinafter sometimes jointly referred to as "Cross-Defendants"), on the other hand.

         WHEREAS, USCC has filed a Complaint in Alameda County Superior Court, entitled U.S. Cancer Care, Inc. vs. John J. Fuery, et al., action number 2001-028350 and,

         WHEREAS, Defendants have filed a Cross-Complaint in that same action, entitled Brian Fuery, et al. vs. U.S. Cancer Care, Inc., et al.,

         WHEREAS, the parties now desire to settle and resolve all disputes that exist between and among them that are connected to, arise out of or are related to any of the claims referenced in the said litigation,

         NOW THEREFORE, the parties hereby agree as follows: Contemporaneously with the execution of this Settlement Agreement and Mutual General Release by all parties:

1.       A.       FUERY shall deliver to ONCURE 642,833 shares of ONCURE stock that he currently owns in his name, free and clear from any liens, claims, or encumbrances of any nature whatsoever, together with a duly executed Stock Power transferring said shares to ONCURE.

         B. ONCURE shall pay to FUERY in cash the sum of Thirty-One Thousand One-Hundred Twenty Dollars ($31,120.00).

         C. There is currently an outstanding invoice from Randall Holt, PhD Physicist, to ONCURE for $32,780.00 (the "Holt Invoice"). A copy of the Holt Invoice is attached hereto as Exhibit A. Contemporaneously with the execution of this Settlement Agreement and Mutual General Release by all parties, ONCURE shall pay one-half of the Holt Invoice (Sixteen Thousand Three Hundred Ninety Dollars $16,390.00) directly to Randall Holt, PhD by having a check in that amount delivered to USCMC for delivery to Randall Holt, PhD. USCMC shall pay the remaining half of the Holt Invoice (Sixteen Thousand Three Hundred

                  Ninety Dollars $16,390.00) to Randall Holt PhD, within thirty
                  (30) days of the Effective Date of this Settlement Agreement and Mutual General Release.

         D. USCC shall quitclaim, contribute and deliver to USCMC all the furniture and equipment currently used by and in the possession of USCMC at the offices leased by ONCURE at 700 Ygnacio Valley Road, Suite 300, Walnut Creek, California ("ONCURE's Walnut Creek Office"), and any furniture and equipment currently in the Ceres Warehouse, including any and all equipment in the office previously occupied by Doug McBride while he was an ONCURE employee (collectively, the "Walnut Creek Furniture and Equipment") by means of a Bill of Sale in the form attached hereto as Exhibit B.

         E. Subject to the full performance of the obligations set forth in the succeeding sentence, USCMC may occupy ONCURE's Walnut Creek Office for as long as it, in its sole discretion, determines, but in no event longer than twelve months following the Effective Date of this Settlement Agreement and Mutual General Release. In consideration for the right to occupy ONCURE's Walnut Creek Office, beginning March 1, 2002, USCMC shall pay ONCURE Two Thousand Five Hundred Dollars ($2,500.00) per month in rent within five (5) business days of receiving adequate evidence that ONCURE has paid the rent to the Landlord. ONCURE, in turn, covenants and agrees to pay the full monthly rent owed to the landlord of ONCURE's Walnut Creek Office in a timely manner so as to insure that USCMC may remain in the premises pursuant to the terms of this paragraph 1E. In addition, USCMC and ONCURE will use their best efforts to (i) find suitable alternative office space for USCMC in the same building as ONCURE's Walnut Creek Office and (ii) secure from the landlord a termination of ONCURE's lease for ONCURE's Walnut Creek Office.

         F. Within 15 days of the Effective Date of this Settlement Agreement and Mutual General Release, ONCURE shall deliver to USCMC a Letter of Credit issued from a federally chartered bank in the amount of twenty seven thousand, one hundred dollars ($27,100.00) to be held by USCMC as security for the faithful performance by ONCURE of its rent payment obligations to the landlord of the Walnut Creek Office. Provided ONCURE is not in default of its rent payment obligations to the landlord of the Walnut Creek Office, at the earlier of the first anniversary of the Effective Date of this Settlement Agreement and Mutual General Release or the termination of the lease for ONCURE's Walnut Creek Office as contemplated in the last sentence of the preceeding paragraph 1E, USCMC shall return the Letter of Credit to ONCURE. If at any time during the twelve month period following the Effective Date of this Settlement Agreement and Mutual General Release that USCMC occupies ONCURE's Walnut Creek Office ONCURE fails to pay its rent obligations to the landlord where such failure to pay continues for a period of ten (10) days after written notice thereof from USCMC to ONCURE, USCMC may, provided it is not in default of its rent obligations to ONCURE as provided in paragraph 1E above, appropriate and apply any portion of the Letter of Credit provided pursuant to this paragraph 1F to payment of overdue rent to the landlord of the Walnut Creek Office. Should ONCURE not deliver the Letter of Credit as required herein, then this entire Agreement shall be null and void.

         G. USCMC shall assume and agree to pay when due all obligations of ONCURE arising under or in connection with that certain Promissory Note dated August 9, 2001 issued by ONCURE to the order of Jeff Summers in the original principal amount of One Hundred Sixty Thousand Dollars ($160,000.00)(the "Summers Note") and provide ONCURE with a release of any liability under the Summers Note. A copy of the Summers Note is attached hereto as Exhibit C. USCMC hereby further agrees to defend and indemnify ONCURE, and hold ONCURE harmless, from and against any and all claims, demands, causes of action, expenses (including, without limitation, reasonable attorneys' fees), judgments and the like arising out of, or in connection with, the Summers Note.

         H. Cross-Defendants shall quitclaim, transfer and deliver to FUERY any ownership rights they may have in the USCMC-USCC Partnership, a California General Partnership, and execute any and all documents requested of them to accomplish this result.

         I. ONCURE shall, contemporaneously with the execution of this Settlement Agreement and Mutual General Release, execute and consent to an assignment agreement, in any form required by The Permanente Medical Group, whereby The Permanente Medical Group agrees to assign The Professional Services Agreement for Radiology Services to USCMC.

         J. The parties hereto further agree to the following release terms:


2.                             MUTUAL RELEASE AGREEMENT
                               ------------------------



         For the consideration above referenced, and with the exception of the representations, understandings, promises and obligations arising under this Settlement Agreement and Mutual General Release, each party, being of lawful age, on behalf of himself or itself and each party's heirs, successors, administrators, personal representatives, executors, assigns, agents, insurers, officers, directors, shareholders, employees, principals, partners, servants and employees, hereby:

         A. Fully releases, acquits and forever discharges each of the other parties to this Settlement Agreement and Mutual General Release, including their representatives, agents, servants, employees, heirs, successors, administrators, executors, attorneys, co-partners, co-venturers, insurers, stockholders, predecessors, officers, directors, shareholders, parent and subsidiary organizations, affiliates and assigns (hereinafter referred to as "Releasees") of and from any and all actions, causes of action, rights, claims, demands, damages, costs, loss of service, expenses, liabilities, attorneys' fees, and debts whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected which each party may now have against the Releasees based upon, related to, arising out of, or in anyway connected with the matters alleged in, or that could have been alleged in, that certain Complaint filed October 23, 2001, in the Superior Court of the State of California, County of Alameda, entitled U.S. CANCER CARE, INC. vs. JOHN J. FUERY, et al., and that certain Cross-Complaint filed in the same action entitled BRIAN FUERY et al. vs. U.S. CANCER CARE, INC. et al., Action No. 2001-028350 (the "Action"), including, without limitation, any facts, matters, and circumstances alleged in those or any subsequent or prior pleadings in the Action or any facts arising out of any discovery in said Action and any obligations of the parties identified in this Settlement Agreement and Mutual General Release to refrain from competing with the other, pursuant to any prior agreements between the parties to this Agreement. The parties expressly understand and agree that nothing in this Settlement Agreement and Mutual General Release, including, but not limited to, this paragraph 2(A) is intended to nor does it release any claims any parties hereto may have against John J. Fuery, M.D. or the Oncology Corporation, a California corporation.

                  As a material part of the consideration for this Mutual General Release, each of the parties hereto, as necessary and appropriate, shall forthwith upon this Settlement Agreement and Mutual General Release becoming effective, as hereinafter set forth, cause a Request for Dismissal with Prejudice, to be filed in the Action so as to cause a dismissal with prejudice of any and all claims or causes of action asserted against U.S. CANCER CARE, INC., a Delaware corporation, ONCURE TECHNOLOGIES CORP., a Florida corporation, BRIAN FUERY, STUNNER CORPORATION, a California corporation and U.S. CANCER MANAGEMENT CORPORATION, a Delaware corporation.

         B. Agrees to refrain and forebear from commencing, instituting or participating in, either as a named or unnamed party, any lawsuit, action or other proceedings against Releasees, whether brought by any party, or by others on each party's behalf, based on or arising out of any of the facts or circumstances described in Paragraph 2(A) above.

         C. Agrees that no representation or promise not expressly contained in this Settlement Agreement and Mutual General Release has been made and further acknowledges that each party is not entering into this Settlement Agreement and Release on the basis of any promise or representation, express or implied, not otherwise contained herein. This Settlement Agreement and Release contains the entire agreement between the parties hereto and the terms hereof are contractual and not a mere recital. This Settlement Agreement and Release supersedes any prior agreement and contains the entire agreement of the parties on the matters covered. Each party hereto has fully and personally investigated the subject matters of this Settlement Agreement Release Agreement, consulted such independent counselors as required, and do not rely on any statement of fact or opinion of any other party to this Settlement Agreement and Release.

         D. Acknowledges and agrees that this Mutual General Release is a release of all claims for injuries and damages to person and/or property, whether such injuries and damages be known or unknown, foreseen or unforeseen, patent or latent that each party may have against the Releasees.

         E. Acknowledges and agrees that he or it has read and fully understands the statutory language of Section 1542 of the Civil Code of the State of California and on that basis expressly and specifically waives application of California Code of Civil Code Section 1542, which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         F. Agrees that he or it has not, nor will in the future, assign, hypothecate, transfer, pledge or purport to do so, in any manner, to any entity, person, or corporation, any claim, action, right, demand, or cause of action based on, or arising out of or in connection with, any matter, fact or thing described in Paragraph 1 above. The parties further agree that, with the exception of the claims set forth in the Complaint and Cross-Complaint in the Action, there is no litigation pending with respect to the facts, circumstances, matters or events, which are the subject matter hereof, and that no party hereto has pledged said rights as security for performance of any obligation or otherwise encumber said rights.


3. Each party hereto acknowledges and agrees that this Settlement Agreement and Mutual General Release is a compromise of disputed claims, and that the payments made hereunder are not to be construed as an admission of liability on the part of any party hereto, by whom such liability is expressly denied.

4. Each party hereto agrees that in the event any party hereto engages the services of an attorney to bring suit to enforce, interpret, or otherwise construe the whole or any part of this Settlement Agreement and Mutual General Release, or for damages on account of any breach of covenant contained herein, or to quiet title, or to enforce any other claim or cause of action arising out of the circumstances surrounding the execution of this Settlement Agreement and Mutual General Release, the prevailing party in any such litigation shall be entitled to recover from the other reasonable attorneys' fees and costs incurred therein as part of any judgment awarded by the court or settlement in which such litigation is sought to be determined.

5. Each party hereto acknowledges that the parties to this Settlement Agreement and Mutual General Release have been represented by independent counsel of their own choosing, or have been afforded sufficient opportunity so to do, with respect to this transaction, and the preparation and execution of this Settlement Agreement and Mutual General Release. Each party hereto hereby acknowledges, understands and agrees that this Agreement and Release has been executed voluntarily and of each party's own free will, that each party has been represented by, or has been afforded sufficient opportunity to consult independent income tax, legal, real estate and other such advisors of their own choice and that each party's decision to execute this Agreement is based upon his own independent consultations with such independent advisers and not upon any advice, inducements or representations by any other party hereto, or by any person, firm or entity on their behalf, except as specifically set forth herein. Each party and/or his or its counsel have reviewed this Settlement Agreement and Mutual General Release and specifically agree that any rule of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply to the interpretation of this Agreement and Release.

6. The parties hereto agree that time is of the essence with respect to all aspects of this Settlement Agreement and Mutual General Release.

7. Other than as set forth in paragraph 4, hereinabove, the parties hereto shall bear their own expenses, including all attorneys' fees and costs, incurred in connection with the Action.

8. The parties hereto agree that this Settlement Agreement and Mutual General Release contains the entire agreement of the parties hereto and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto, relating to the subject matter contained in this Settlement Agreement and Mutual General Release which are not fully expressed herein.

9. The parties hereto agree that all words used in this Settlement Agreement and Mutual General Release shall be construed to include the plural as well as the singular number, and words used herein in the present tense shall include the future as well as the past, and words used in the masculine gender shall include the feminine and neuter gender. Should

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         any provision of this Settlement Agreement and Mutual General Release require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one (1) party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that both parties have participated in the preparation hereof. The provisions of this Settlement Agreement and Mutual General Release are severable and the invalidity of any portion shall not invalidate the remainder.

10. No amendment, modification, change or alteration of the terms and conditions of this Settlement Agreement and Mutual General Release shall be effective for any purpose whatever unless reduced to writing and signed by all of the parties hereto.

11. This Settlement Agreement and Mutual General Release shall become effective upon execution of the Settlement Agreement and Mutual General Release by all parties hereto, which may be accomplished by way of counterparts. Upon full execution, the effective date of this Settlement Agreement and Mutual General Release shall be deemed the date first shown above.

12. The parties hereto agree that the terms of this Settlement Agreement and Mutual General Release shall bind and inure to the benefit of the respective heirs, personal representatives, successors in interest and assigns of each of the parties hereto; and the terms of this Agreement and Release, when applicable, shall survive the execution of any deed, promissory note, deed of trust or close of escrow for the consummation of this transaction.


13. Any Notice(s) required under this Settlement Agreement and Mutual General Release shall be sent to as follows:
         To Cross-Defendants: Rick Baker, OnCure Technologies Corp., 7450 East River Road, Suite 3, Oakdale California 95361
         To Defendants: W. Brian Fuery, 700 Ygnacio Valley Road, Suite 300, Walnut Creek, California 94596.

14. This Settlement Agreement and Mutual General Release shall be construed and interpreted in accordance with the laws of the State of California and venue for any disputes shall be in Contra Costa, California.

THE PARTIES ACKNOWLEDGE THAT EACH PARTY HERETO HAS CAREFULLY READ THE FOREGOING, INCLUDING, BUT NOT LIMITED TO, THE RELEASE AGREEMENT AND KNOWS THE CONTENTS THEREOF, AND THAT EACH PARTY SIGNS THE SAME AS HIS OR ITS OWN FREE ACT.

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             CAUTION - THIS CONTAINS A RELEASE - READ BEFORE SIGNING


Dated: February 28, 2002                             /s/ W. Brian Fuery
                                                     --------------------------
                                                     W. BRIAN FUERY


Dated: February 28, 2002                             STUNNER CORPORATION


                                                     /s/ W. Brian Fuery
                                                     --------------------------
                                                     By: President


Dated: February 28, 2002                             U.S. CANCER MANAGEMENT
                                                     CORPORATION


                                                     /s/ W. Brian Fuery
                                                     --------------------------
                                                     By:  General Partner



Dated: February 28, 2002                             USCMC-USCC PARTNERSHIP

                                                     /s/ W. Brian Fuery
                                                     --------------------------
                                                     By:  General Partner




Dated: February 28, 2002                             U.S. CANCER CARE, INC.


                                                     /s/ Jeffrey A. Goffman
                                                     --------------------------
                                                     By:  President



Dated: February 28, 2002                             ONCURE TECHNOLOGIES, CORP.


                                                      /s/ Jeffrey A. Goffman
                                                      --------------------------
                                                      By: President

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APPROVED AS TO FORM:

Dated: February 28, 2002                          LAW OFFICES OF STEPHEN M. KASS
                                                  Professional Corporation


                                                  /s/ Stephen M. Kass
                                                  --------------------------
                                                  By:  Stephen M. Kass


Dated: February 28, 2002                          JONES, BOTHWELL & DION, LLP


                                                  /s/ Paul J. Dion
                                                  --------------------------
                                                  By:  Paul J. Dion